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Exhibit 5.6

June 7, 2011

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112

Ladies and Gentlemen:

        We attach a copy of our opinion letter dated as of March 25, 2011 (the "Opinion Letter"), addressed to Jefferies & Company, Inc., the other initial purchasers listed on Schedule 1 to the Opinion Letter and Wilmington Trust FSB. You may rely upon the opinions set forth in the Opinion Letter to the same extent as if the Opinion Letter had been addressed and delivered to you on the date thereof, subject to the assumptions, qualifications, limitations and exceptions set forth therein.

        We call to your attention that the Opinion Letter addresses only certain transactions as described therein, that the Opinion Letter is effective as of its date and that we have not updated or supplemented the Opinion Letter to reflect any changes in law or fact that may have arisen after the date thereof.

        This letter is delivered to you at your request for reliance thereon for the delivery of an opinion letter by you in connection with certain transactions to be undertaken by Kratos Defense and Security Solutions, Inc. This letter and the Opinion Letter may not be relied upon by you for any other purpose, or relied on by, or furnished to, any other person, firm or corporation, without our prior written consent except as set forth in the Opinion Letter.

Very truly yours,
/s/ Bradley Arant Boult Cummings LLP

March 25, 2011

Jefferies & Company, Inc.,
    as representative of the Initial Purchasers
    listed on Schedule I hereto
520 Madison Avenue
New York, New York 10022

The Initial Purchasers listed on
Schedule I hereto

Wilmington Trust FSB
CCS-Corporate Capital Markets
50 South Sixth Street
Minneapolis, Minnesota 55402

  Re:
  Kratos Defense & Security Solutions, Inc.
  Madison Research Corporation
  Summit Research Corporation
  Issuance of Stage I Notes

Ladies and Gentlemen:

        We have acted as special counsel in the State of Alabama (the "State") to Summit Research Corporation, an Alabama corporation ("Summit"), and Madison Research Corporation, an Alabama corporation ("Madison"), in connection with the transactions provided for by the Purchase Agreement dated March 22, 2011 (the "Purchase Agreement"), among Kratos Defense & Security Solutions, Inc. ("Kratos"), Acquisition Co. Lanza Parent, a Delaware corporation (the "Stage I Issuer"), each of the Guarantors that is a party thereto and the Initial Purchasers listed on Schedule I hereto.

        This opinion is being delivered to you pursuant to Section 7(b)(vii) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Purchase Agreement.

        As such counsel, we have examined copies of the following executed documents:

          (a)   the Purchase Agreement, and

          (b)   the Registration Rights Agreement dated as of March 25, 2011, among Kratos, each Guarantor that is a party thereto and the Initial Purchasers.

The documents listed in (a) and (b) above are herein together called the "Transaction Documents". Summit and Madison are herein together referred to as the "Alabama Entities".

        We have also examined and relied upon: (i) a Secretary's Certificate dated March 25, 2011 executed by the Secretary of Summit; (ii) a unanimous written consent of the Board of Directors of Summit, as certified by an officer thereof on the date hereof as being true, complete and in effect as of March 25, 2011; (iii) an action by written consent of the sole shareholder of Summit; (iv) a certificate of existence for Summit issued by the Alabama Secretary of State dated March 24, 2011 (the "Summit Certificate of Existence"); (v) a Secretary's Certificate dated March 25, 2011 executed by the Secretary of Madison; (vi) a unanimous written consent of the Board of Directors of Madison, as certified by an officer thereof on the date hereof as being true, complete and in effect as of March 25, 2011; (vii) an action by written consent of the sole shareholder of Madison; (viii) a certificate of existence for Madison issued by the Alabama Secretary of State dated March 24, 2011 (the "Madison Certificate of Existence"); and (ix) a good standing certificate for Madison issued by the Alabama Department of Revenue dated March 25, 2011 (the "Madison Certificate of Good Standing").

        We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters with respect to our opinion, we have examined and relied upon (a) the accuracy of certificates from officers or other representatives of the Alabama Entities or their subsidiaries or affiliates, (b) the representations and warranties of the parties in the Transaction Documents, and (c) certificates or written or oral statements of public officials.

        We have also examined such other documents and information as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

ASSUMPTIONS

        In rendering the opinions hereinafter expressed, we have with your consent made the following additional assumptions without independent investigation:

          1.     All information furnished to us is accurate and complete, and the representations and warranties (as to factual matters as opposed to conclusions of law) of the parties contained in Transaction Documents and the other documents examined by us are truthful and accurate. All original signatures are genuine; the documents submitted to us as originals are authentic; and the documents submitted to us as copies conform to the original documents. All natural persons signing the Transaction Documents and the other documents reviewed by us have legal capacity,

          2.     and as to certificates, facsimile and oral statements or confirmations given by public officials, the same have been properly given and are accurate when given and to have remained accurate through the date hereof.

          3.     All parties to the Transaction Documents other than the Alabama Entities are validly existing, and all parties to the Transaction Documents other than the Alabama Entities have the power and authority (corporate and otherwise) to execute, deliver and perform their obligations under the Transaction Documents.

          4.     The Transaction Documents have been duly authorized, executed and delivered by all parties thereto other than the Alabama Entities. The Transaction Documents constitute the legal, valid and binding obligations of all the parties thereto.

          5.     The terms and conditions of the Transaction Documents have not been amended, modified or supplemented by any other agreement, action or understanding of the parties and there has been no waiver of any of the material provisions of any of the Transaction Documents.

          6.     Each party to and beneficiary of the Transaction Documents has and will comply with all terms and conditions of the Transaction Documents, and the conduct of the parties to and beneficiaries of the Transaction Documents has complied and will comply with requirements of good faith, fair dealing and conscionability.

          7.     There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to or beneficiary of the Transaction Documents or any other documents executed in connection therewith with respect to the transactions contemplated thereby.

          8.     All transactions and conditions contemplated by the Transaction Documents to have occurred at or prior to the date hereof have occurred or have been waived by the appropriate parties.

        The opinions hereinafter expressed and the statements hereinafter made are based solely upon our examination of the aforesaid documents, the various representations, warranties and certificates described herein, the several assumptions hereinabove recited, the limitations, qualifications, comments and exceptions set forth below and such matters of law as we have deemed relevant and necessary to enable us to render the opinions hereinafter expressed.

 OPINION

        Based solely upon and subject to the foregoing, we are of the following opinion:

          1.     Summit is a corporation validly existing under the laws of the State. In giving this opinion we have relied solely on the Summit Certificate of Existence, and we have not made any independent investigation with respect thereto. Summit has the corporate power and authority to enter into the Transaction Documents and to perform its obligations under the Transaction Documents.

          2.     Madison is a corporation validly existing under the laws of the State and is in good standing under the laws of the State. In giving this opinion we have relied solely on the Madison Certificate of Existence and the Madison Certificate of Good Standing, and we have not made any independent investigation with respect thereto. Madison has the corporate power and authority to enter into the Transaction Documents and to perform its obligations under the Transaction Documents.

          3.     The execution, delivery and performance of the Transaction Documents by Summit have been duly authorized by all necessary corporate action by Summit, and the Transaction Documents have been duly executed and delivered by Summit.

          4.     The execution, delivery and performance of the Transaction Documents by Madison have been duly authorized by all necessary corporate action by Madison, and the Transaction Documents have been duly executed and delivered by Madison.

          5.     The execution and delivery of the Transaction Documents by Summit and the performance of its obligations thereunder do not (a) violate the provisions of the Articles of Incorporation or the By-Laws of Summit, (b) violate any laws of the State, or (c) require any consents, approvals or authorizations to be obtained by Summit from, or any registrations, declarations or filings to be made by Summit with, any governmental authority of the State under the Alabama Business Corporation Act, except any consents or approvals required in connection with a disposition of collateral including compliance with federal and state securities laws in connection with any sale consisting of securities under such securities laws or the transfer, or assignment of governmental approvals, licenses or permits. The foregoing opinion is based on our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers and guarantors in secured bond transactions, provided that no opinion is expressed as to any statutes, rules and regulations applicable to the subject transactions because of the nature or extent of the business of the parties to the Transaction Documents or their affiliates.

          6.     The execution and delivery of the Transaction Documents by Madison and the performance of its obligations thereunder do not (a) violate the provisions of the Articles of Incorporation or the By-Laws of Madison, (b) violate any laws of the State, or (c) require any consents, approvals or authorizations to be obtained by Madison from, or any registrations, declarations or filings to be made by Madison with, any governmental authority of the State under the Alabama Business Corporation Act, except any consents or approvals required in connection with a disposition of collateral including compliance with federal and state securities laws in connection with any sale consisting of securities under such securities laws or the transfer, or assignment of governmental approvals, licenses or permits. The foregoing opinion is based on our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers and guarantors in secured bond transactions, provided that no opinion is expressed as to any statutes, rules and regulations applicable to the subject transactions because of the nature or extent of the business of the parties to the Transaction Documents or their affiliates.

          7.     We note that the Transaction Documents provide that they are to be governed by the laws of the State of New York. Provided that the particular law being applied is not contrary to the law or public policy of the State of Alabama, and provided further that the transactions contemplated by the Purchase Agreement and the other Transaction Documents bear a reasonable relation to the State of New York, we believe it is likely that an Alabama court or a federal court sitting in Alabama as the forum state and applying Alabama conflict of laws rules (in either case, an "Alabama Court") would give effect to the designation by the parties thereto of New York law as the governing law with respect to the Transaction Documents; however, because choice of law issues are decided on a case-by-case basis, depending on the facts of the particular transaction, the matter is not free from doubt and we are unable to conclude with certainty that an Alabama Court would give effect to the provisions of the Transaction Documents which designate New York law as the governing law. The factors ordinarily considered by Alabama Courts in determining whether to enforce contractual choice of law provisions include the absence of fraud or overreaching in connection with the inclusion of the choice of law provision in the contractual documents and, in determining whether the relevant transactions bear a reasonable relation to the state whose law is selected by the parties to such contracts, Alabama Courts ordinarily consider, among other factors, the location of the parties to the contract or agreement at issue, the relevant subject matter, the nature of the contractual undertaking of the parties, the place of performance under the contract or agreement and the place of execution and delivery of the contract or agreement. In addition to the foregoing, Alabama Courts look to the substance of the law to be applied to the contract or agreement at issue in order to determine whether application of that law would violate the public policy of the State of Alabama. In this regard, Alabama Courts, from time to time and based on the facts presented in particular cases, have refused to give effect to the choice, by parties to a contract, of the law of another state as governing such contract where, for example, a non-competition covenant, mandatory arbitration provision or indemnification covenant contained in such contract would have been enforceable under the other state's law, but would have been void under Alabama law. The foregoing is provided for purposes of explanation only and is not an exhaustive listing of (i) the factors that would be considered by an Alabama Court in determining whether a transaction governed by a contract or agreement containing a choice of law clause bears a reasonable relation to the state whose law is selected by the parties to such contract or agreement or (ii) those matters which an Alabama Court would consider as violating the public policy of the State of Alabama.

COMMENTS AND QUALIFICATIONS

        The foregoing opinions are subject to the following limitations, qualifications, comments and exceptions:

          1.     In giving the opinions set forth herein we have relied, as to factual matters relevant to such opinions (as opposed to conclusions of law), on the accuracy of the representations and warranties contained in the Transaction Documents and the other documents examined by us, and we have made no independent investigation whatsoever with respect to such matters. In addition, we have not examined the files and records of Summit or Madison, and we have not conducted any independent review or investigation of any of the transactions or contractual arrangements of Summit or Madison.

          2.     We neither express nor imply any opinion as to the enforceability of any provisions of the Transaction Documents.

          3.     We express no opinion regarding (or compliance with or the effect of non-compliance with) any local laws, rules or regulations, any state or federal tax laws, rules or regulations (including, without limitation, liens for unpaid taxes), any state or federal securities or blue sky laws, rules or regulations, or any state or federal anti-trust, unfair competition, pension, employee benefit, bulk transfer, occupational health and safety, labor, environmental, hazardous materials, patent, copyright, trademark or other intellectual property, racketeering, insurance company or banking laws, rules or regulations, any criminal statutes of general application, any law concerning national, or local emergency, or any laws, rules, regulations, ordinances, resolutions or the like relating to zoning, subdivision, platting of land or other land-use matters.

          4.     We express no opinion regarding applicable choice of law rules except as specifically set forth in the Opinion section hereof.

          5.     We neither express nor imply any opinion with respect to any documents relating to the transactions contemplated by the Transaction Documents other than the Transaction Documents, and any opinion herein with respect to the Transaction Documents expressly excludes any opinion with respect to any such other documents or any provisions of any such other documents that are incorporated into the Transaction Documents by reference to any such other documents.

          6.     We have not reviewed any of the schedules or exhibits to the Transaction Documents, and we express no opinion as to any such schedules or exhibits.

          7.     We neither express nor imply any opinion with respect to the transactions contemplated by the Transaction Documents or any aspect of such transactions other than the opinions expressed herein.

          8.     We do not regularly represent the Alabama Entities in any capacity, and have no working familiarity with the Alabama Entities. We have been engaged by the Alabama Entities solely for the issuance of this opinion.

          9.     We call to your attention the fact that any Person other than the Alabama Entities which is a party to the Transaction Documents and which exercises in the State any of the rights or remedies provided in the Transaction Documents may be required to qualify to do business in the State before exercising such rights or remedies.

          10.   The opinions expressed herein are limited to the laws of general application of the State, and we express no opinion with respect to federal law or the laws of any other state or jurisdiction or with respect to local laws, ordinances or rules of any municipality, county or other political subdivision of the State. The opinions expressed herein are based on the laws of the State in effect on the date hereof and are subject to future changes in applicable law.

          11.   This opinion is being delivered to and accepted by you with the understanding that it is an opinion only and that it is not a guaranty or insuring agreement of any kind whatsoever or an assurance of future events or of any particular result under any particular set of facts or circumstances.

          12.   The opinions expressed herein are effective only as of the date of this opinion, and we assume no obligation to advise you of any matters which come to our attention thereafter.

          13.   This opinion may be relied upon only by the addressees hereof and their successors and assigns permitted by the Transaction Documents and may not be relied upon by any other person or entity or used for any other purpose.

Yours very truly,
/s/ Bradley Arant Boult Cummings LLP

SCHEDULE I

Initial Purchasers

Jefferies & Company, Inc.

Oppenheimer & Co. Inc.

KeyBanc Capital Markets Inc.

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  Exhibit 5.6
ASSUMPTIONS
OPINION
COMMENTS AND QUALIFICATIONS